EXHIBIT 10.53
NAVISTAR INTERNATIONAL CORPORATION

RESTRICTED STOCK AWARD AGREEMENT
NAVISTAR INTERNATIONAL CORPORATION
2004 PERFORMANCE INCENTIVE PLAN

GRANTEE:

ADDRESS:

SOCIAL SECURITY NUMBER:
NUMBER OF SHARES OF RESTICTED STOCK:
DATE OF GRANT:

This is an award agreement (the "Award Agreement") between Navistar International Corporation, a Delaware corporation (the "Corporation") and the individual named above (the "Grantee"). The Corporation hereby grants to the Grantee an aggregate of the above-stated number of shares of Common Stock of the Corporation on the terms and conditions contained herein and in the Corporation’s 2004 Performance Incentive Plan approved by the shareholders February 17, 2004, as amended from time to time (the "Plan"). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

1. Vesting of Restricted Stock. Subject to the terms and conditions of this Award Agreement and the Plan, the Restricted Stock shall vest as follows:

[ENTER EITHER SPECIFIC VESTING REQUIREMENTS WHICH MUST BE OVER NO LESS THAN A THREE YEAR PERIOD OR A STRICT THREE YEAR PERIOD VESTING SCHEDULE AS FOLLOWS:

NUMBER OF SHARES:  VESTED ON OR AFTER [one year]
NUMBER OF SHARES:  VESTED ON OR AFTER [after two years]
NUMBER OF SHARES:  VESTED ON OR AFTER [three years]]

2. Stock Certificates. Certificates for the Restricted Stock shall be issued by the Corporation in the name of the Grantee and delivered to the Grantee at the time of grant. The certificate bear the following legend evidencing its restrictive nature as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, FORFEITURE AND VESTING AS SET FORTH IN THE RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.

3. Effect of Termination of Employment. If the Grantee (i) quits, is involuntarily separated from the Corporation or otherwise terminates employment, then any Restricted Stock not vested as of such date will be forfeited to the Corporation, (ii) becomes totally and permanently disability or retires from the Corporation pursuant to a Qualified Retirement, such Restricted Stock will continue to vest according to the terms of grant, or (iii) dies while serving the Corporation or following a total and permanent disabled or Qualified Retirement, any such previously granted Restricted Stock shall vest as of the date of such Grantee’s death and all restrictions thereon shall lapse and the Restricted Stock shall be immediately transferable to the name beneficiary or to such Grantee’s estate.

4. Tax Withholding Obligations. The Grantee shall be required to deposit with the Corporation either (i) an amount of cash equal to the amount determined by the Corporation to be required with respect to any withholding taxes, FICA contributions, or the like under any federal, state or local statute, ordinance, rule or regulation in connection with the grant or vesting of the Restricted Stock or (ii) a number of shares of the Corporation’s Common Stock otherwise deliverable having a Fair Market Value sufficient to satisfy the statutory minimum of all or part of the

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EXHIBIT 10.53 (continued)

Grantee’s estimated total federal, state and local tax obligations associated with the grant or vesting of the Restricted Stock. The Corporation shall not deliver any of the shares of the Corporation’s Common Stock until and unless the Grantee has made the deposit required herein or proper provision for required withholding has been made.

5. Rights as Shareholder. The Grantee shall have all rights of a shareholder prior to the vesting of the Restricted Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

6. Transferability. The Restricted Stock may not be transferred, assigned or made subject to any encumbrance, pledge or charge until such Restricted Stock has vested and any other restrictions or conditions on such Restricted Stock are removed, have been satisfied or expire.

7. No Employment Rights. Nothing in this Agreement will confer upon the Grantee any right to continue in the employ or service of the Corporation or any of its subsidiaries or affect the right of the Corporation to terminate the employment of the Grantee at any time with or without cause.

Change in Control of the Corporation. In the event of a Change in Control, all awarded Restricted Stock will immediately be free of all restrictions and performance contingencies and will be deemed fully earned and not subject to forfeiture.

9. Amendment. This Award Agreement may be amended only by a writing executed by the Corporation and the Grantee that specifically states that it is amending this Award Agreement. Notwithstanding the foregoing, this Award Agreement may be amended solely by the Committee by a writing which specifically states that it is amending this Award Agreement, so long as a copy of such amendment is delivered to the Grantee, and provided that no such amendment adversely affecting the rights of the Grantee hereunder may be made without the Grantee’s written consent. Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Grantee, the provisions of the Restricted Stock or this Award Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling or judicial decisions, provided that any such change shall be applicable only to shares of Restricted Stock which are than subject to restrictions as provided herein.

10. Severability. If all or any part of this Award Agreement is declared by any court or government authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Award Agreement not declared to be unlawful or invalid. Any Section of this Award Agreement so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section to the fullest extent possible while remaining lawful and valid.

11. Construction. The Restricted Stock is being issued pursuant to Section XI of the Plan and is subject to the terms of the Plan. A copy of the Plan has been given to the Grantee and additional copies of the Plan are available upon request during normal business hours at the principal executive officers of the Corporation. To the extent that any provisions of this Award Agreement violates or is inconsistent with an express provisions of the Plan, the Plan provision shall govern and any inconsistent provision in this Award Agreement shall be of no force or effect.

12. Binding Effect and Benefit. This Award Agreement shall be binding upon and, subject to the conditions hereof, inure to the benefit of the Corporation, its successors and assigns, and the Grantee and his successors and assigns.

13 Entire Understanding. This Award Agreement embodies the entire understanding and agreement of the parties in relation to the subject matter hereof, and no promise, condition, representation or warranty, expressed or implied, not herein stated, shall bind either party hereto.

14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

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EXHIBIT 10.53 (continued)

The Corporation and the Grantee hereby agree to the terms and conditions of this Award Agreement and have executed it as of the Date of Grant set forth above.

NAVISTAR INTERNATIONAL CORPORATION

By:_______________________________
Daniel C. Ustian
Chairman, President and Chief
Executive Officer

Attest:

__________________________
Assistant Secretary

___________________________
Grantee

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